                                                                   EXHIBIT 10.10


                                                           DATA DIMENSIONS, INC.
                                             -----------------------------------
                                                 777-108th Avenue NE, Suite 2070
                                                             Bellevue, WA  98004
                                             Tel.(206)688-1000, Fax(206)688-1099







IMPLEMENTATION OF

MEDICAL RECORD NUMBER

AND

CENTURY EXPANSION PROJECT









1996 CLIENT SERVICES AGREEMENT AND FINANCIAL SCHEDULE

CLIENT SERVICES AGREEMENT

Data Dimensions, Inc. (hereinafter called "DDI") and the Kaiser Permanente (hereinafter called "Kaiser") do hereby agree to the non-cancelable terms and conditions stated herein.

1.   SCOPE OF SERVICE, COST AND PAYMENT

DDI shall provide KAISER the services listed in the attached Schedule for the fee(s) as listed. Payment(s) shall be made as specified therein.

2.   TERM OF AGREEMENT

This agreement shall become effective on the date of execution and continue in full force and effect until terminated as provided herein. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, setting forth the effective date of such termination. The termination of this Agreement shall not affect the obligations of either party pursuant to any schedules previously executed hereunder, and the terms and conditions of the agreement shall continue to apply to such Schedules previously executed hereunder as if this Agreement had not been terminated.

3.   INVOICES

Each invoice rendered hereunder shall describe the products and services and show the Schedule number and charges. Payment terms are fifteen (15) days net. If KAISER disputes any invoice rendered or amount paid, KAISER will notify DDI, and the parties will use their best efforts to resolve such disputes expeditiously.

4.   INFORMATION

In performance of its obligations under this Agreement, KAISER, or DDI may receive or have access to information owned or controlled by the other party ("Owner") which is proprietary or confidential. Accordingly, both parties agree:

     a) software developed by DDI during this agreement for Kaiser is Kaiser's property;

     b) that all such information shall be and shall remain Owner's exclusive property;

     c) to limit access to such information to only its authorized employees who have need to know such information in the performance of their work;

     d) to inform all of its employees and agents engaged in handling such information of the confidential character of such information;

     e) to keep, and have its employees and agents keep, such information confidential;

     f) not to copy, publish, or disclose such information to others or authorize others to copy, publish, or disclose such information without Owner's written approval;

     g) to return promptly any copies of such information in written, graphic or other tangible form to Owner at Owner's request; and

     h) to use such information only for the purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms as may be agreed upon between the Owners in writing.


5)   SOFTWARE


In performance of its obligations under this Agreement, KAISER or DDI may receive or have access to software owned or controlled by the other party ("Owner") which is proprietary or confidential. Accordingly, both parties agree:


     a) software developed by DDI during this agreement for Kaiser is Kaiser's property;

     b) that all such information shall be and shall remain Owner's exclusive property;

     c) not to copy, publish, or disclose such information to others or authorize others to copy, publish or disclose such information without Owner's written approval;

     d) to return promptly any copies of such information in written, graphic or other tangible form to Owner at Owner's request; and

     e) to use such information only for the purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms and compensation as may be agreed upon between the Owners in writing.


6)   ASSIGNMENT


This Agreement and each Schedule shall inure to the benefit of and be binding upon the respective successors and assigns, if any, of the parties hereto. Neither party shall assign its rights under this Agreement or any Schedule hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.


7)   NOTICES


Either party may change its address or communications by giving written notice to the other party. Except as otherwise specified in the Agreement, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail and addresses as follows:

To:  Data Dimensions, Inc.                   To:  Kaiser Permanente
     777-108th Ave. NE, Suite 2070                25 North Via Monte
     Bellevue, WA  98004                          Walnut Creek, CA  94598-2510
     Attn.: Mr. Larry W. Martin,                  Attn.: Mr. Rick Hunter,
            President                                    Project Manager



8)   WARRANTY

DDI warrants that it will render the services under the Agreement in accordance with its professional standards.



9)   GENERAL


Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war riots, civil disturbances, insurrections, accidents, fire, explosions, earthquakes, floods, the elements, strikes, labor disputes, or any other cause beyond the reasonable control of such party. DDI shall not be liable to KAISER or to any third party for consequential damages, lost profits, or the like under any circumstances, even if DDI has been advised of the possibility of such damages or losses.


This Agreement shall be interpreted in accordance with the law of the State of Washington.


The failure of either party to insist, in any or more instances, upon performance of the terms, covenants, or conditions of the Agreement, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the other party with respect to such future performance shall continue in force and effect.


THE RELATIONSHIP OF DDI AND KAISER SHALL BE THAT OF AN INDEPENDENT CONTRACTOR. NOTHING IN THIS AGREEMENT SHALL MAKE EITHER PARTY THE EMPLOYEE OR AGENT OF THE OTHER.


This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings, agreements and all other communications between the parties. It may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each party.

DATA DIMENSIONS, INC.                        KAISER PERMANENTE



/s/ William H. Parsons                  /s/ Michael Fedor
-------------------------               ---------------------------------
William H. Parsons                      Michael Fedor, Health Plan Systems
Executive Vice President/CFO                   Practice Leader



     9/26/95                                      9/27/95
------------------                           -----------------
     (Date)                                        (Date)

                                FINANCIAL INFORMATION

                       SCHEDULE A TO CLIENT SERVICES AGREEMENT
                       ---------------------------------------

                       KAISER PERMANENTE - INFORMATION SERVICES
                       ----------------------------------------

SERVICES TO BE PROVIDED:

This schedule is to provide Kaiser Permanente Information Technology Services
(ITS) with the services of DDI Consultants to assist ITS in the conversion of the application systems designated in the implementation plan by Kaiser and agreed upon by DDI. The services of DDI will be to provide the level of effort for conversion capacity to perform the implementation plan for 1996. The specific activities of the DDI consulting team will be:

    1. Joint project management with Kaiser for the MRN/Century Expansion
       Project

    2. Applications conversion planning.

    3. Applications analyses.

    4. Architectural design for data conversion.

    5. Application conversion of COBOL code, JCL, Procs and Parms for on-line and batch systems.

    6. Unit and string testing of converted modules.

    7. Cross application process design and programming.

The consulting team will be supported by a DDI Managing Consultant whose responsibility will be to provide project review, ensure quality of the services provided, and provide project management. DDI Consultants will work with ITS personnel to accomplish the conversion activities in the Project Schedule (below).

PROJECT SCHEDULE

The following estimated work plan is based upon a normal work schedule (5 days/week) working in conjunction with ITS resources, from January through December, 1996 as indicated in the appendix:

    DDI Personnel:   1 - Managing Consultant     253 Days
                     5 - Senior Consultant      1265 Days
                     9 - Consultant             2277 Days
                     1 - Associate Consultant    253 Days
                     1 - Project Support         253 Days

If project acceleration is required, additional staff will be added and a revision to the contract project schedule and cost structure will be made.

Requirements

To execute the above tasks defined, the DDI Consultants will require desks, telephones and workspaces and access to mainframe(s) and PC's as required in the performance of their duties.

Cost Structure

Cost:  Managing Consultant  (1)
            Activity                       253 Days
            Estimated Cost               $  316,250.

       Senior Consultant    (5)
            Activity                     1,265 Days
            Estimated Cost               $  759,000.

       Consultants          (9)
            Activity                     2,277 Days
            Estimated Cost               $  967,725.

       Associate Consultant (1)
            Activity                       253 Days
            Estimated Cost               $   60,720.

       Project Support      (1)
            Activity                       253 Days
            Estimated Cost               $   40,480.

       TOTAL COST                        $2,139,615.


Rates:      Managing Consultant       $ 1250.00/day    $ 156.25/hr.
            Senior Consultants        $  600.00/day        $75./hr.
            Consultants               $  425.00/day        $53./hr.
            Associate Consultant      $  240.00/day        $30./hr.
            Project Support           $  160.00/day        $20./hr.
            (Per day rates, inclusive of travel and expenses).

Terms: As per DDI Client Services Agreement and attached Financial Schedule.

                                FINANCIAL SCHEDULE

Data Dimensions, Inc. commits to providing the aforementioned staffing for a fee of $2,139,615.00. The initial monthly payment schedule has been adjusted based on estimated staffing levels and vacation schedules. The new adjusted fee is $2,028,160.00. The monthly payment schedule will continuously be reviewed and adjusted after each month of the month's actual staffing level.

Data Dimensions overbilled Kaiser in 1995 by $408,000.00. Data Dimensions agreed to reduce the monthly billing by $50,000 per invoice until this amount was met. This tentative 1996 monthly payment schedule accounts for this reduction of the remaining $207,172.50 which will be completed by the service month of May, 1996 (Invoice month of Feb. 1996). The final adjusted fee is $1,820,987.50.

The tentative monthly payment schedule, including adjustments for vacations, sicktime and overpayment is as follows:

                                       Adjustments
Service Month          Amount         (over payment)        Adjusted Amount
-------------          ------         --------------        ---------------
January 1, 1996      $180,720.00         ($50,000)             $130,720.00
February 1, 1996     $166,420.00         ($50,000)             $116,420.00
March 1, 1996        $170,705.00         ($50,000)             $120,705.00
April 1, 1996        $179,180.00         ($50,000)             $129,180.00
May 1, 1996          $179,180.00         ($7,172.50)           $172,007.50
June 1, 1996         $162,170.00         (0)                   $162,170.00
July 1, 1996         $168,705.00         (0)                   $168,705.00
August 1, 1996       $168,705.00         (0)                   $168,705.00
September 1, 1996    $162,230.00         (0)                   $162,230.00
October 1, 1996      $187,655.00         (0)                   $187,655.00
November 1, 1996     $149,195.00         (0)                   $149,195.00
December 1, 1996     $153,295.00         (0)                   $153,295.00

Total:             $2,028,160.00         ($207,172.50)       $1,820,987.50

DATA DIMENSIONS, INC.                       KAISER PERMANENTE
   /s/ William H. Parsons                     /s/ Michael Fedor
--------------------------------            ---------------------------------
   William H. Parsons                         Michael Fedor, Health Plan Systems
   Executive Vice President/CFO               Practice Leader

        9/26/95                                     9/22/95
--------------------------------            ----------------------------------
        (Date)                                       (Date)